Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS RECENT BUSINESS HIGHLIGHTS AND
THIRD QUARTER 2025 FINANCIAL RESULTS

Held meeting with U.S. Food and Drug Administration (FDA) where, among other things, they reiterated October 2024 agreement to use estimated glomerular filtration rate (eGFR) slope as an endpoint to support accelerated approval pathway for isaralgagene civaparvovec in Fabry disease.
Presented detailed clinical data from registrational STAAR study showing potential for isaralgagene civaparvovec as a one-time, durable treatment of underlying pathology of Fabry disease to provide meaningful, multi-organ, clinical benefits above current standards of care.
Patient recruitment and enrollment in progress for Phase 1/2 STAND study in chronic neuropathic pain following activation of two clinical sites. Expect to dose first patient in the coming months.
Held productive interaction with Medicines and Healthcare products Regulatory Agency (MHRA) to discuss prion disease study ahead of anticipated Clinical Trial Application (CTA) submission.
RICHMOND, California, November 6, 2025 - Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported recent business highlights and third quarter 2025 financial results.
“We continued to advance our clinical and pre-clinical pipeline this quarter and are excited to now be recruiting and enrolling patients in our first ever neurology clinical study following the activation of the first two clinical sites in the Phase 1/2 STAND study in chronic neuropathic pain,” said Sandy Macrae, Chief Executive Officer of Sangamo Therapeutics. “Furthermore, the announcement of detailed clinical data from our registrational STAAR study in Fabry disease, alongside our recent FDA meeting, marked important steps forward on the path to an anticipated regulatory submission for this program.”
Recent Business Highlights
Corporate Updates
•Received $6 million from Pfizer Inc. (Pfizer) upon Pfizer’s exercise of a buyout option for a license to use certain zinc finger modified cell lines, pursuant to a 2008 license agreement between Pfizer and Sangamo.
•Granted a 180-day extension by Nasdaq (until April 27, 2026) to regain compliance with the $1.00 minimum bid price requirement of the listing standards for The Nasdaq Capital Market.
Fabry Disease
•In September, presented detailed clinical data from the registrational Phase 1/2 STAAR study evaluating isaralgagene civaparvovec, or ST-920, a wholly owned investigational gene therapy for the treatment of adults with Fabry disease, at the International Congress of Inborn Errors of Metabolism 2025 (ICIEM2025) in Kyoto, Japan.
◦A positive mean annualized eGFR slope of 1.965 mL/min/1.73m2/year (95% confidence interval (CI): -0.153, 4.083) at 52-weeks was observed across all 32 dosed patients.
◦Furthermore, a mean annualized eGFR slope at Week 104 of 1.747 mL/min/1.73m2/year (95% CI: -0.106, 3.601) was observed for the 19 patients who had achieved 104-weeks of follow-up.
◦Supportive mean annualized eGFR slopes were also observed across a variety of patient subgroups, including gender, baseline Enzyme Replacement Therapy (ERT) status, Fabry disease type and baseline eGFR, showing consistency in effect across Fabry patients in the study.
◦Stable cardiac function was observed, including left ventricular mass (LVM), left ventricular mass index (LVMI), left ventricular myocardial global longitudinal strain (GLS), T1 and T2 mapping, end-diastolic and end-systolic volumes that remained stable over at least one year.

◦Durability of effect was demonstrated in the study, with elevated expression of alpha-galactosidase A (α-Gal A) activity maintained for up to 4.5 years for the longest treated patient.
◦All 18 patients who began the study on ERT had been withdrawn from ERT and remained off ERT as of the data cutoff date1. Plasma lyso-Gb3 levels in these patients remained generally stable following ERT withdrawal.
◦Of the 10 patients who had measurable titers of total antibodies (TAb) or neutralizing antibodies (Nab) against α-Gal A associated with ERT at baseline, TAb or NAb titers decreased markedly in nine patients and became undetectable in eight following treatment.
◦Improvements in disease severity were reported in the Fabry Outcome Survey adaptation of the Mainz Severity Score Index (FOS-MSSI) age-adjusted score, with 22 patients showing improvements in their total MSSI score at 12 months and nine patients improving their FOS-MSSI disease category at the last assessment.
◦Statistically and clinically significant improvements in the short form-36 (SF-36) quality of life scores were also observed, alongside statistically significant improvements in the gastrointestinal symptom rating scale (GSRS) compared to baseline.
◦Isaralgagene civaparvovec demonstrated a favorable safety and tolerability profile in the study, without the requirement for preconditioning.
•In October, held a meeting with the FDA to discuss the proposed efficacy and safety data package where, in the meeting minutes, among other things, the FDA reiterated its October 2024 agreement to use eGFR slope as an endpoint to support an accelerated approval pathway.
•In October, attended and presented at the 15th Annual Fabry Family Education Conference, bringing together over 200 Fabry patients, family members and volunteers to provide educational presentations and gather insights from Fabry patients.
•Sangamo is preparing for an anticipated Biologics License Agreement (BLA) submission as early as the first quarter of 2026, while continuing business development discussions for a Fabry commercialization agreement.
Core Neurology Pipeline
Chronic Neuropathic Pain – ST-503
•Patient enrollment and recruitment have now commenced following the activation of the first two clinical sites for the Phase 1/2 STAND study evaluating ST-503, an investigational epigenetic regulator for the treatment of intractable pain due to small fiber neuropathy (SFN), a type of chronic neuropathic pain.
•In September, presented updated nonclinical data at the 9th International Congress on Neuropathic Pain in Berlin, Germany, which demonstrated the durability, potency and selectivity of ST-503 in nonhuman primates (NHPs), alongside a favorable safety profile.
•Expect to dose the first STAND study patient in the coming months.
Prion Disease – ST-506
•CTA-enabling activities continue to advance for ST-506, an investigational epigenetic regulator for the treatment of prion disease, leveraging STAC-BBB, Sangamo’s novel proprietary neurotropic adeno-associated virus (AAV) capsid.
•Held productive interaction with the MHRA, including alignment on Chemistry, Manufacturing and Controls (CMC) strategy.
•In November, presented updated preclinical data at the Prion 2025 Conference, in Rio de Janeiro, Brazil, which demonstrated a profound survival extension observed in disease mouse models and widespread brain delivery and prion reduction in NHPs treated with ST-506.
•A CTA submission for ST-506 is expected as early as mid-2026.
Third Quarter 2025 Financial Results
Consolidated net loss for the third quarter ended September 30, 2025 was $34.9 million, or $0.11 per share, compared to net income of $10.7 million, or $0.04 per share on a fully diluted basis, for the same period in 2024.

Revenues
Revenues for the third quarter ended September 30, 2025 were $0.6 million, compared to $49.4 million for the same period in 2024.
The decrease of $48.8 million in revenues for the three months ended September 30, 2025, compared to the same period in 2024, was primarily attributable to revenue relating to our collaboration agreement with Genentech recorded in the third quarter of 2024.
GAAP and Non-GAAP Operating Expenses

(In millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Research and development	$28.1	$27.7	$81.2	$87.8
General and administrative	8.0	11.1	27.1	34.9
Impairment of long-lived assets	—	—	—	5.5
Total operating expenses	36.1	38.8	108.3	128.2
Impairment of long-lived assets	—	—	—	(5.5)
Depreciation and amortization	(1.0)	(1.3)	(3.0)	(3.9)
Stock-based compensation	(2.1)	(3.3)	(6.9)	(9.1)
Non-GAAP operating expenses	$33.0	$34.2	$98.4	$109.7
Total operating expenses on a GAAP basis for the third quarter ended September 30, 2025 were $36.1 million, compared to $38.8 million for the same period in 2024. Non-GAAP operating expenses, which exclude depreciation and amortization, stock-based compensation expense, and impairment charges, for the third quarter ended September 30, 2025 were $33.0 million, compared to $34.2 million for the same period in 2024.
The decrease in total operating expenses on a GAAP basis was primarily driven by lower compensation and other personnel costs, mainly due to changes in variable compensation and lower headcount, and lower licensing and patent-related expenses. These decreases were partially offset by an increase in clinical and manufacturing expenses due to BLA readiness activities for our Fabry disease program and an adjustment for contract termination costs recorded in 2024 relating to settlement of obligations under a manufacturing-related supplier arrangement.
Cash and Cash Equivalents
As of September 30, 2025, we had cash and cash equivalents of $29.6 million, compared to cash and cash equivalents of $41.9 million as of December 31, 2024. Based on our current operating plan, we believe that our cash and cash equivalents as of September 30, 2025, together with the license fee received from Pfizer in October 2025 and the proceeds from sales of common stock under our at-the-market offering program since September 30, 2025, will be sufficient to fund our planned operations into the first quarter of 2026.
Financial Guidance for 2025 Reiterated
On a GAAP basis, we continue to expect total operating expenses in the range of approximately $135 million to $155 million in 2025, which includes estimated non-cash stock-based compensation expense, and depreciation and amortization.
We continue to expect non-GAAP total operating expenses, excluding estimated non-cash stock-based compensation expense of approximately $7 million, and estimated depreciation and amortization of approximately $3 million, in the range of approximately $125 million to $145 million in 2025. This reflects our intention to operate a lean neurology-focused business and to advance isaralgagene civaparvovec towards a potential BLA submission, while continuing business development discussions for a Fabry commercialization agreement.
Conference Call
The Sangamo management team will hold a corporate call to further discuss program and financial updates on Thursday, November 6, at 8:30am Eastern Time.
Participants should register for, and access, the call using this link. While not required, it is recommended you join 10 minutes prior to the event start. Once registered, participants will be given the option to either dial into the call with the number and unique passcode provided or to use the dial-out option to connect their phone instantly.

An updated corporate presentation is available in the Investors and Media section under Presentations.
The link to access the live webcast can also be found on the Sangamo website in the Investors and Media section under Events. A replay will be available following the conference call, accessible at the same link.
About Sangamo Therapeutics
Sangamo Therapeutics is a genomic medicine company dedicated to translating ground-breaking science into medicines that transform the lives of patients and families afflicted with serious neurological diseases who do not have adequate or any treatment options. Sangamo believes that its zinc finger epigenetic regulators are ideally suited to potentially address devastating neurological disorders and that its capsid discovery platform can expand delivery beyond currently available intrathecal delivery capsids, including in the central nervous system. Sangamo’s pipeline also includes multiple partnered programs and programs with opportunities for partnership and investment. To learn more, visit www.sangamo.com and connect with us on LinkedIn and X.
1 Since the data cutoff date, a physician has decided to resume ERT for one of their treated Fabry patients who had withdrawn from ERT. This patient, who received ST-920 more than two and a half years ago, maintained supraphysiological levels of a-Gal A activity, and their lyso-Gb3 levels were generally stable as of the data cutoff date.
Forward-Looking Statements
This press release contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements relating to: Sangamo’s cash runway and ability to continue to operate as a going concern; the therapeutic and commercial potential and value of Sangamo’s product candidates, including the durability of therapeutic effects, the therapeutic and commercial potential and value of technologies used by Sangamo in its product candidates, including the potential for isaralgagene civaparvovec to be a one-time, durable treatment of the underlying pathology of Fabry disease to provide meaningful, multi-organ, clinical benefits above current standards of care; expectations concerning regulatory approval and commercialization of isaralgagene civaparvovec, including the potential for isaralgagene civaparvovec to qualify for the FDA’s Accelerated Approval program, the adequacy of data generated in the Phase 1/2 STAAR study to support FDA approval, and plans for a potential BLA submission for isaralgagene civaparvovec and the timing thereof; Sangamo’s plans and ability to establish and maintain collaborations and strategic partnerships and realize the expected benefits of such arrangements, including its plans to secure a commercialization partner for its Fabry disease program; the anticipated plans and timelines for conducting, and presenting clinical data from, clinical trials, including expectations regarding dosing patients in the Phase 1/2 STAND study; the advancement of Sangamo’s preclinical neurology programs, including the anticipated prion disease CTA submission and the timing thereof; Sangamo’s estimates regarding the sufficiency of its cash resources and its expenses, capital requirements and need for substantial additional financing; Sangamo’s 2025 financial guidance; and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to Sangamo’s lack of capital resources and need for substantial additional funding to execute its operating plan and to continue to operate as a going concern, including the risk that Sangamo will be unable to obtain substantial additional funding on acceptable terms or at all or collaboration partners necessary to advance its preclinical and clinical programs, in particular for its Fabry disease program and to otherwise operate as a going concern, in which case Sangamo may be required to cease operations entirely, liquidate all or a portion of its assets and/or seek protection under the U.S. Bankruptcy Code; the potential for collaborators and licensees to breach or terminate their agreements with Sangamo; the potential for Sangamo to fail to realize its expected benefits from its collaboration and license agreements; the uncertain and costly research and development process, including the risk that preclinical results may not be indicative of results in any future clinical trials; the effects of macroeconomic factors or financial challenges, including as a result of the ongoing overseas conflicts, tariffs, geopolitical instability, inflation and fluctuations in interest rates, on the global business environment, healthcare systems and business and operations of Sangamo and its collaborators, including the initiation and operation of clinical trials; the impacts of clinical trial delays, pauses and holds on clinical trial timelines and commercialization of product candidates; the uncertain timing and unpredictable nature of clinical trial results, including risk that the therapeutic effects observed in the latest preliminary clinical data from the Phase 1/2 STAAR study will not be durable in patients and that final clinical trial data from the study will not validate the safety and efficacy of isaralgagene civaparvovec, including that the 104-week data from such study will not verify the clinical benefit of isaralgagene civaparvovec or support FDA approval, and that the patients withdrawn from ERT will remain off ERT; the unpredictable regulatory approval process for product candidates across multiple regulatory authorities; reliance on results of early clinical trials, which results are not necessarily predictive of future clinical trial results, including the results of any registrational trial of Sangamo’s product candidates; the potential for technological developments that obviate technologies used by Sangamo; Sangamo’s reliance on collaborators and its potential inability to secure additional collaborations, and Sangamo’s ability to achieve expected future operating results.

All forward-looking statements about Sangamo’s future plans and expectations, including Sangamo’s financial guidance and development plans for its product candidates, are subject to Sangamo’s ability to secure adequate additional funding.
There can be no assurance that Sangamo and its collaborators will be able to develop commercially viable products or that Sangamo will earn any milestone or royalty payments under its collaboration agreements. Actual results may differ materially from those projected in these forward-looking statements due to the risks and uncertainties described above and other risks and uncertainties that exist in the operations and business environments of Sangamo and its collaborators. These risks and uncertainties are described more fully in Sangamo’s Securities and Exchange Commission, or SEC, filings and reports, including in Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent filings and reports that Sangamo makes from time to time with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.
Non-GAAP Financial Measures
To supplement our financial results and guidance presented in accordance with GAAP, we present non-GAAP operating expenses, which excludes depreciation and amortization, stock-based compensation expense and impairment of long-lived assets from GAAP operating expenses. We believe that this non-GAAP financial measure, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. We have excluded depreciation and amortization, and stock-based compensation expense because they are non-cash expenses that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented, and we have excluded impairment of long-lived assets to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP financial information, to more fully understand our business.

Contacts
Investor Relations
Louise Wilkie
ir@sangamo.com
Media Inquiries
Melinda Hutcheon
media@sangamo.com
-more-

SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited; in thousands, except per share amounts)

Statement of Operations Data:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$581	$49,412	$25,324	$50,249
Operating expenses:
Research and development	28,142	27,732	81,232	87,846
General and administrative	7,992	11,049	27,128	34,861
Impairment of long-lived assets	—	—	—	5,521
Total operating expenses	36,134	38,781	108,360	128,228
(Loss) income from operations	(35,553)	10,631	(83,036)	(77,979)
Interest income	355	350	1,050	1,217
Other income (expense), net	107	(221)	(3,542)	2,477
(Loss) income before income taxes	(35,091)	10,760	(85,528)	(74,285)
Income tax (benefit) expense	(161)	88	(15)	260
Net (loss) income	(34,930)	10,672	(85,513)	(74,545)
Net income allocated to participating securities	—	1,287	—	—
Net (loss) income available to common stockholders	$(34,930)	$9,385	$(85,513)	$(74,545)
Net (loss) income per share
Basic	$(0.11)	$0.05	$(0.33)	$(0.37)
Diluted	$(0.11)	$0.04	$(0.33)	$(0.37)
Shares used in computing basic and diluted net (loss) income per share
Basic	304,268	208,345	260,803	198,849
Diluted	304,268	214,325	260,803	198,849

Selected Balance Sheet Data:
	September 30, 2025	December 31, 2024
Cash and cash equivalents	$29,616	$41,918
Total assets	$88,643	$101,635
Total stockholders’ equity	$6,243	$22,770
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